LETTER AMENDMENT NO. 2

Dated as of September 17, 2020

To the banks (collectively, the “Lenders”) parties
to the Credit Agreement referred to
below and to Bank of America, N.A., as administrative agent
(the “Administrative Agent”) for the Lenders

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of October 17, 2018, as amended by Letter Amendment No. 1 dated as of August 26, 2019 (the “Credit Agreement”) among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.

It is hereby agreed by you and us as follows:

The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

(a)               The following definitions of “Bail-In Action”, “Bail-In Legislation”, “Consolidated Total Leverage Ratio” and “Write-Down and Conversion Powers” in Section 1.01 are amended in full to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Consolidated Total Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio of (i) Consolidated Funded Debt minus Covenant Cash as of such day, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)               Section 1.01 is further amended by adding thereto in appropriate alphabetical order the following new definitions:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Covenant Cash” means, as of any day, consolidated unrestricted cash and cash equivalents of EWI and its Subsidiaries on such day, determined in a manner substantially consistent with the determination of the line item “Cash and cash equivalents” presented on the consolidated balance sheet of EWI and its Subsidiaries filed by EWI in its quarterly report on Form 10-Q for the period ended June 30, 2020 and, for the avoidance of doubt, shall not include cash that, substantially consistent with the methodology used to determine such line items in such Form 10-Q, would be reported under the line items “ATM cash”, “Restricted cash” or “Settlement assets” on a consolidated balance sheet of EWI and its Subsidiaries.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(c)               Section 8.09(b) is amended in full to read as follows:

(b)        Consolidated Interest Coverage Ratio. As of the end of each fiscal quarter, permit the Consolidated Interest Coverage Ratio to be less than 4.00:1.00; provided that, upon notice (the “Interest Coverage Notice”) from EWI to the Administrative Agent given not more than 30 days after the end of any fiscal quarter, for such fiscal quarter and any specified period of up to two additional consecutive fiscal quarters following such fiscal quarter, the Consolidated Interest Coverage Ratio will be not less than 3.50:1.00 for such fiscal quarter(s); provided, further, that on the 45th day after the end of each fiscal quarter for which the Interest Coverage Notice is applicable, EWI shall pay to the Administrative Agent for the account of each Lender its USD Revolving Commitment Percentage of a fee, in Dollars, equal to 0.05% per annum of the actual daily amount of the Aggregate Master Revolving Committed Amount for each day of such fiscal quarter; and provided still further, the Interest Coverage Notice may be given by EWI no more than once and, if such Interest Coverage Notice specifies a period of more than one fiscal quarter, EWI may, upon notice given not more than 30 days after the end of any fiscal quarter after the initial fiscal quarter for which the Interest Coverage Notice applies, rescind such notice for such fiscal quarter and any subsequent fiscal quarter in the specified period (and shall not be required to pay a fee as set forth in this Section 8.09(b) in respect any fiscal quarter for which the Interest Coverage Notice has been rescinded).

(d)               Section 11.20 is amended in full to read as follows:

SECTION 11.20.        Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in this Credit Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising hereunder, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)        the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)        the effects of any Bail-In Action on any such liability, including, if applicable:

(i)         a reduction in full or in part or cancellation of any such liability;

(ii)     a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

This Letter Amendment shall become effective as of the date first above written when, and only when the Administrative Agent shall have received (a) counterparts of this Letter Amendment executed by the undersigned and the Required Lenders and (b) for the account of each Lender who has delivered a counterpart to this Letter Amendment, an amendment fee paid by or on behalf of EWI in an amount equal to 0.15% of the USD Revolving Commitment of such Lender.  This Letter Amendment is subject to the provisions of Section 11.01 of the Credit Agreement.

EWI represents and warrants to the Lenders and the Administrative Agent that (a) the execution, delivery and performance by EWI of this Letter Amendment, and the consummation of the transactions contemplated hereby, (i) are within EWI’s powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no consent or approval of or action by or in respect of, or registration or filing with, any Governmental Authority, agency or official, except such as have been obtained or made and are in full force and effect, (iv) do not contravene, or constitute a default under, any provision of applicable law, regulation or order of any Governmental Authority or the Organization Documents of EWI or of any judgment, injunction, order or decree binding upon EWI, (v) do not result in the creation or imposition of any Lien on any asset of EWI except Liens in favor of the Lenders, and (vi) will not violate or result in a default under any indenture, loan agreement or other material agreement or instrument binding upon EWI or its assets, or give rise to a right thereunder to require any payment to be made by EWI, (b) this Letter Amendment has been duly executed and delivered by EWI and is the legal, valid and binding obligation of EWI, enforceable against EWI in accordance with its terms, provided that the enforceability hereof is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, (c) the representations and warranties of each Credit Party contained in Article VI of the Credit Agreement, are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which is true and correct in all respects as so qualified) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than any representation or warranty qualified by materiality or Material Adverse Effect, which are true and correct in all respects as so qualified) as of such earlier date, and except that for purposes of this Letter Amendment, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement and (d) no Default exists or will exist after giving effect to this Letter Amendment.

On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.

The Credit Agreement and the Notes, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at a counterpart of this Letter Amendment to Susan L. Hobart, Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York  10022.

This Letter Amendment may be executed in any number of counterparts (and by different parties hereto in separate counterparts), each of which when so executed shall constitute an original, but all of which taken together shall constitute a single agreement.  Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopy or electronic imaging means shall be effective as delivery of a manually executed counterpart of this Letter Amendment, as more fully described in Section 11.19 of the Credit Agreement.

This Letter Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

Very truly yours,

EURONET WORLDWIDE, INC., as a Borrower and a Guarantor

By /s/ Rick Weller
      Name: Ricky Lee Weller
      Title: EVP/CFO Euronet Worldwide, Inc.

Agreed as of the date first above written:

BANK OF AMERICA, N.A.,
            as Administrative Agent

By /s/ Liliana Claar
      Name: Liliana Claar
      Title: Vice President

BANK OF AMERICA, N.A.,
            as Lender

By /s/ Alok Jain
      Name: Alok Jain
      Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By /s/ Jeremy Schultz
      Name: Jeremy Schultz
      Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

By /s/ Peter I. Bystol
      Name: Peter I. Bystol
      Title: Senior Vice President

BMO HARRIS BANK, N.A.

By /s/ Andrew Berryman
      Name: Andrew Berryman
      Title: Vice President

BANK OF MONTREAL,

By /s/ Andrew Berryman
      Name: Andrew Berryman
      Title: Vice President

BBVA USA, an Alabama banking corporation f/k/a Compass Bank

By /s/ Jay Tweed
      Name: Jay Tweed
      Title: Senior Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By /s/ Gordon Yip
      Name: Gordon Yip
      Title: Director

By /s/ Andrew Sidford
      Name: Andrew Sidford
      Title: Managing Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION

By /s/ Michael Cortese
      Name: Michael Cortese
      Title: Vice President

KEYBANK NATIONAL ASSOCIATION

By /s/ Geoff Smith
      Name: Geoff Smith
      Title: Senior Vice President

LLOYDS BANK CORPORATE MARKETS PLC

By /s/ Kamala Basdeo
      Name: Kamala Basdeo
      Title: Assistant Vice President

By /s/ Tina Wong

      Name: Tina Wong
      Title: Assistant Vice President

REGIONS BANK

By /s/ Jason Douglas
      Name: Jason Douglas
      Title: Director

BARCLAYS BANK PLC

By /s/ David Williams                     Executed in New York
      Name: David Williams
      Title: Director

KBC BANK N.V., NEW YORK BRANCH

By /s/ Nicholas A. Fiore
      Name: Nicholas A. Fiore
      Title: Director

By /s/ Susan M. Silver
      Name: Susan M. Silver
      Title: Managing Director

ROYAL BANK OF CANADA

By /s/ Theodore Brown
      Name: Theodore Brown
      Title: Authorized Signatory

BOKF, NA

By /s/ Ryan Humphrey
      Name: Ryan Humphrey
      Title: VP

CITIZENS BANK & TRUST

By /s/ Kenneth A. Robertson
      Name: Kenneth A. Robertson
      Title: Senior Vice President